                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.033-12715 and 33-61881) of Bryn Mawr Bank Corporation of our report dated January 16, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which report is incorporated in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP
Philadelphia, PA
March __, 2003